Exhibit 99.1

Getaround Announces Restructuring Plan to

Reduce Costs and Streamline Operations

Proactive actions will optimize Getaround’s cost structure in response to near-term macroeconomic uncertainty, while maintaining focus on innovation and sustainable, profitable growth

Estimates cost savings of $25 million - $30 million on annualized run-rate basis

SAN FRANCISCO, February 2, 2023 – Getaround (NYSE: GETR) (“Getaround’’ or “the Company”), the world’s first connected carsharing marketplace, today announced the Company will streamline operations and reduce costs to achieve a leaner path to profitability. These changes also include a workforce reduction, effective immediately, that impacts approximately 10% of the Company’s current staff. The restructuring plan also includes significant reductions to other operating expenses, including reducing the Company’s contract workforce, and outside professional services. This revised global business strategy is intended to fortify the Company’s path to achieve sustainable profitability and long-term growth. Together, these reductions to the Company’s operating expenses are estimated to result in cost savings of between $25 and $30 million on an annualized run-rate basis.

“In response to an uncertain near-term macroeconomic outlook, which has hit technology companies particularly hard, Getaround has made the decision to streamline its operations,” said Sam Zaid, Getaround CEO. “These proactive changes include a difficult, but necessary, reduction in our North American workforce. Through these changes, we will maintain and prioritize Getaround’s spirit of innovation and long-term focus on profitably growing our global marketplace at a measured and efficient pace, while, at the same time, optimize the Company’s underlying cost structure. Getaround continues to benefit from strong demand in the U.S. and Europe, as we continue to lead the digital carsharing transformation.”

Zaid continued, “While this was a necessary step to maintain financial health and the long-term success of Getaround, with much sadness, I want to say thank you to our departing colleagues for your contributions, the energy you have brought to the team, and the impact you have had building Getaround into a global marketplace.”

About Getaround

Offering a 100% digital experience, Getaround makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company’s mission is to empower people to carshare everywhere and shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-

demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork, or meeting anyone to collect or drop off car keys. Getaround aims to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as statements related to the expected benefits of and timing of completion of the restructuring plan, and the expected costs and charges associated therewith. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect its ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve hosts and guests; the risk that the restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and the other factors under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on December 14, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contact:

Shyna Deepak

press@getaround.com